*Execution Version*

# FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

This **FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT** (this "Amendment") is made as of April 26, 2021, by and among **CL MEDIA HOLDINGS LLC**, a Delaware limited liability company ("Borrower"), **BRIGHT MOUNTAIN MEDIA, INC.**, a Florida corporation ("Parent"), **BRIGHT MOUNTAIN, LLC**, a Florida limited liability company ("BM LLC"), **MEDIAHOUSE, INC.**, a Florida corporation ("Media House" and, together with BM LLC, the "Guarantors"), the Lenders party hereto, and **CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.**, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") and is made with reference to the Credit Agreement referred to below.

## PRELIMINARY STATEMENTS

WHEREAS, the Borrower, Parent, the Guarantors, the Lenders from time to time party thereto, Administrative Agent and Collateral Agent are parties to that certain Amended and Restated Senior Secured Credit Agreement, dated June 5, 2020 (as may be amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower;

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it does not intend to satisfy the requirement of Section 6.01(c) of the Credit Agreement to deliver an unqualified report of an independent certified public account of national recognized national standing in respect of Parent's financial statements for the Fiscal Year ending December 31, 2020 (the "2020 Audit"), and requests a waiver of such requirement under the Credit Agreement;

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that, on or prior to December 31, 2021, Parent intends to sell and issue convertible preferred stock B ("2021 Preferred Stock," and the issuance thereof, the "2021 Preferred Stock Issuance") and use the proceeds thereof solely for liquidity and working capital purposes of the Loan Parties;

WHEREAS, in connection with the 2021 Preferred Stock Issuance, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement;

WHEREAS, subject to the terms and conditions of this Amendment, Administrative Agent and Lenders are willing to waive certain requirements under the Credit Agreement with respect to the 2020 Audit and agree to certain amendments to the Credit Agreement in connection with the 2021 Preferred Stock Issuance, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, after giving effect to this Amendment (the "Amended Credit Agreement").

SECTION 2. Additional Definitions. Article I to the Credit Agreement is hereby amended by adding thereto, in addition and not in limitation, the following defined terms:

> "2021 Preferred Stock" has the meaning set forth in the preliminary statements to the First Amendment.
>
> "2021 Preferred Stock Issuance" has the meaning set forth in the preliminary statements to the First Amendment.
>
> "First Amendment" means the First Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of April 26, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.
>
> "First Amendment Effective Date" has the meaning set forth in Section 5 of the First Amendment.

SECTION 3. Amendments.

(a) Mandatory Prepayment Amendment. The Credit Agreement is hereby amended by amending and restating Section 2.03(b)(v) as follows:

> "(v) On the date of receipt by any Loan Party from a capital contribution or issuance of any Equity Interests of Parent or any of its Subsidiaries (other than (i) Equity Interests issued pursuant to any employee stock or stock option compensation plan, (ii) Equity Interests issued by any Subsidiary to Parent or any other Subsidiary to the extent permitted by Section 7.02, (iii) up to $15,000,000 of Net Cash Proceeds raised from cumulative issuances of Equity Interests (including preferred stock) and convertible notes of Parent completed within one hundred eighty (180) days from the Effective Date (provided that up to $5,000,000 of such Net Cash Proceeds may only be issued in connection with the acquisition of the target disclosed by Parent to Agent on June 2, 2020) and (iv) up to $6,000,000 of total cash proceeds raised from the 2021 Preferred Stock Issuance on or prior to December 31, 2021), Borrower shall prepay the Loans in an aggregate amount equal to 50% of all such Net Cash Proceeds received therefrom in accordance with Section 2.03(e) (except in respect of any total cash proceeds in excess of $6,000,000 raised from the 2021 Preferred Stock Issuance on or prior to December 31, 2021, which shall be applied in direct order of maturity to reduce the principal amount of the Loans);"

(b) Interest Amendment. The Credit Agreement is hereby further amended by amending and restating Section 2.05(a) of the Credit Agreement as follows:

> "(a) Subject to the provisions of Section 2.05(b), the Loans shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to (i)

on and prior to the First Amendment Effective Date, 6.00% per annum and (ii) after the First Amendment Effective Date, 10.00% per annum, in each case, payable-in-kind in lieu of cash payment ("PIK Interest");"

(c) Affirmative Covenant Amendments.

(i) Section 6.01(b) of the Credit Agreement is hereby amended by adding the following parenthetical immediately following "As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter)" in the first sentence thereof:

"(other than in respect of the Fiscal Quarter ending March 31, 2021, in which case seventy five (75) days)"

(ii) Section 6.01(c) of the Credit Agreement is hereby amended by adding the following parenthetical immediately following "As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year" in the first sentence thereof:

"(other than in respect of the Fiscal Year ending December 31, 2020, in which case one hundred sixty five (165) days)"

(iii) The Credit Agreement is hereby further amended by adding the following as a new Section 6.19:

"Section 6.19. *2021 Preferred Stock Issuance*. The form and substance of the principal documentation for the 2021 Preferred Stock Issuance shall be reasonably acceptable to the Administrative Agent in its sole discretion, and the proceeds therefrom shall be used solely for liquidity and working capital purposes of the Loan Parties."

(d) Negative Covenant Amendments.

(i) Section 7.03 of the Credit Agreement is hereby amended by (1) deleting "and" at the end of clause (k), (2) adding "and" at the end of clause (l) and (3) adding the following clause as a new clause (m):

"(m) the 2021 Preferred Stock on terms reasonably acceptable to the Administrative Agent in its sole discretion."

(ii) Section 7.06(d) of the Credit Agreement is hereby amended by replacing "$500,000" therein with "$800,000".

(e) Event of Default Amendment. The Credit Agreement is hereby further amended by amending and restating Section 8.01(n) as follows:

"(n) *Stock Exchange Rules*. (i) Parent shall fail to comply with any reporting rules and regulations of the stock exchange on which Parent's Equity Interests are traded or (ii) any common stock of Parent held by Centre Lane Partners Master Credit Fund II, L.P. or

any of its affiliates shall fail to be fully registered and/or freely tradable if and when Parent uplists to a national stock exchange."

SECTION 4. Waiver. At the request of the Borrower, Administrative Agent and Lenders hereby waive the requirement under 6.01(c) of the Credit Agreement that the 2020 Audit be delivered without qualification. For the avoidance of doubt, no other requirements under the Credit Agreement are hereby being waived (whether under Section 6.01(c) or otherwise), and the Borrower shall deliver to the Administrative Agent the 2020 Audit within one hundred sixty five (165) days after the end of the Fiscal Year ended December 31, 2020.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the "First Amendment Effective Date"):

(a) Administrative Agent, Collateral Agent, Borrower, Parent, Guarantors and Lenders shall have executed this Amendment, and each such Borrower, Parent, Guarantor and each Lender shall have delivered its executed counterpart to this Amendment to Administrative Agent;

(b) Administrative Agent shall have received (A) Organization Documents of each Loan Party and (B) good standing certificates or certificates of status, as applicable, as of a date reasonably proximate to the First Amendment Effective Date, from the applicable Governmental Authority of each Loan Party's jurisdiction of incorporation, organization or formation;

(c) Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the First Amendment Effective Date from the chief financial officer of the Parent in substantially the form of Exhibit I to the Credit Agreement;

(d) Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower certifying that:

(i) immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated by this Amendment; and

(ii) each of the representations and warranties contained or incorporated by reference in Section 8 of this Amendment shall be true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date);

(e) Centre Lane Partners Master Credit Fund II, L.P. or one of its affiliates shall have received 150,000 shares of Parent's common stock; and

(f) Borrower shall have paid all fees and expenses of the Lenders and the Administrative Agent (including legal fees up to $15,000).

SECTION 6. Indemnification.

Each Loan Party hereby confirms that the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment and to such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (as more fully set forth therein) which may arise herefrom or in connection herewith or otherwise relating to this Amendment, the Amended Credit Agreement or the transactions contemplated hereby or thereby.

SECTION 7. Consent and Reaffirmation of the Loan Parties.

(a) Each Loan Party hereby acknowledges that it (i) has reviewed the terms and provisions of this Amendment, (ii) consents to the amendments to the Credit Agreement effected pursuant to this Amendment and consents to the terms, conditions and other provisions of this Amendment and the Amended Credit Agreement, and (iii) consents to each of the transactions contemplated hereby and by the Amended Credit Agreement. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each of the Credit Agreement and each Loan Document to which such Loan Party is a party or otherwise bound, and the obligations of such Loan Party contained in the Credit Agreement and each such Loan Document, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.

(b) Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations, as applicable, under and subject to the terms of the Amended Credit Agreement and each of the Loan Documents to which it is a party, and acknowledges and agrees that all such payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

SECTION 8. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, and to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that, as of the First Amendment Effective Date:

(a) (i) each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and perform its obligations under this Amendment and the Amended Credit Agreement, (ii) each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement, and (iii) this Amendment has been duly authorized, executed and delivered by each Loan Party;

(b) this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable solvency, bankruptcy, reorganization, moratorium

or other similar laws affecting creditors' right generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity);

(c) each Loan Party's execution, delivery and performance of this Amendment and each Loan Party's performance of the Amended Credit Agreement do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the cases of clauses (b) and (c) above where such conflicts or violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(d) immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom; and

(e) each of the representations and warranties contained in the Amended Credit Agreement and in the Loan Documents is true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).

SECTION 9. Reference to and Effect on the Credit Agreement.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of any Loan Document, or otherwise affect the rights and remedies of Administrative Agent, Collateral Agent or any Lender thereunder, and shall not alter, modify, amend or in any way affect any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

(b) On the First Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute a novation or termination of the Obligations as in effect prior to the First Amendment Effective Date; (ii) the Obligations are in all respects continuing with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the

Loan Documents securing payment of the Obligations are in all such respects continuing in full force and effect and secure the payment of the Obligations as provided therein.

(c) This Amendment shall constitute an "Loan Document" for all purposes under the Amended Credit Agreement and the Loan Documents.

SECTION 10. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

SECTION 12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the parties hereto and their respective successors and assigns.

SECTION 13. Governing Law; Miscellaneous. This Amendment, and the rights and obligations of the parties under this Amendment, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, *mutatis mutandis*, and shall apply with like effect to this Amendment as if fully set forth herein.

SECTION 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[*Remainder of this page intentionally left blank.*]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

**BORROWER:**

**CL MEDIA HOLDINGS LLC**

By: [signature]
Name: W. Rip Speyer
Its: Authorized Officer

**PARENT:**

**BRIGHT MOUNTAIN MEDIA, INC.**

By: [signature]
Name: W. Kip Speyer
Its: Chairman and CEO

**GUARANTORS:**

**BRIGHT MOUNTAIN, LLC**

By: [signature]
Name: W. Kip Speyer
Its: Authorized Officer

**MEDIAHOUSE, INC.**

By: [signature]
Name: W. Kip Speyer
Its: Authorized Officer

ADMINISTRATIVE AGENT & COLLATERAL AGENT:

**CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.,**
as Administrative Agent and Collateral Agent

By: ______________________________

Name: Quinn Morgan
Title: Authorized Signatory

LENDER:

**CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.**

By: ______________________________

Name: Quinn Morgan__________________
Title: Authorized Signatory______________

# SOLVENCY CERTIFICATE

April 26, 2021

Reference is made to that certain FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of April 26, 2021 (the "*Amendment*"), among BRIGHT MOUNTAIN MEDIA, INC., a Florida corporation (the "*Parent*"), CL MEDIA HOLDINGS LLC, a Delaware limited liability company (the "*Borrower*"), certain subsidiaries of the Parent as Guarantors, CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as Administrative Agent and Collateral Agent (the "*Agent*") and the Lenders party thereto that amends that certain AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of June 5, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "*Credit Agreement*") among the Borrower, the Agent, and each Lender from time to time party thereto. All capitalized terms used and not defined herein have the meanings ascribed thereto in the Credit Agreement.

The undersigned is the Chief Financial Officer of the Parent and is familiar with the properties, businesses, assets and liabilities of the Loan Parties and is duly authorized to execute this certificate on behalf of the Loan Parties in his capacity as such.

The undersigned certifies, on behalf of the Loan Parties (taken as a whole) in his capacity as the Chief Financial Officer of the Parent and not individually, that as of the date hereof, before and after giving effect to the Amendment:

1. The fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Loan Parties (taken as a whole) is greater than the total amount of their liabilities, including known contingent liabilities.

2. The present fair salable value of the assets of the Loan Parties (taken as a whole) is not less than the amount that will be required to pay the probable liabilities on their debts as they become absolute and matured.

3. The Loan Parties (taken as a whole) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

4. No Loan Party is engaged in business or a transaction, and are not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.

For the purposes of the foregoing certifications, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing at this time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Solvency Certificate on behalf of the Loan Parties as the Chief Financial Officer of the Parent, and not individually, as of the date first written above.

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________________
Name: EDWARD [illegible]
Title: Chief Financial Officer

# OFFICER'S CERTIFICATE

April 26, 2021

Reference is made to that certain FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of April 26, 2021 (the "*Amendment*"), among BRIGHT MOUNTAIN MEDIA, INC., a Florida corporation (the "*Parent*"), CL MEDIA HOLDINGS LLC, a Delaware limited liability company (the "*Borrower*"), certain subsidiaries of the Parent as Guarantors, CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as Administrative Agent and Collateral Agent (the "*Agent*") and the Lenders party thereto that amends that certain AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of June 5, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "*Credit Agreement*") among the Borrower, the Agent, and each Lender from time to time party thereto. All capitalized terms used and not defined herein have the meanings ascribed thereto in the Credit Agreement.

The undersigned is the Chief Financial Officer of the Parent and is familiar with the properties, businesses, assets and liabilities of the Loan Parties and is duly authorized to execute this certificate on behalf of the Loan Parties in his capacity as such.

The undersigned certifies, on behalf of the Loan Parties in his capacity as the Chief Financial Officer of the Parent and not individually, that as of the date hereof:

(i) immediately after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated by the Amendment; and

(ii) each of the representations and warranties contained or incorporated by reference in Section 8 of the Amendment shall be true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Officer's Certificate on behalf of the Loan Parties as the Chief Financial Officer of the Parent, and not individually, as of the date first written above.

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________________

Name: EDWARD CABANAS

Title: Chief Financial Officer